Exhibit 1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

May 5, 2026

U.S. Securities and Exchange Commission

We have reviewed the accompanying Form 1-U and agree with the description and statements made by the registrant regarding the change in audit firm of the registrant.

/s/ IndigoSpire CPA, PC

IndigoSpire CPA, PC

San José, CA